UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of Event Requiring Report: January 4, 2002




                                AXIA GROUP, INC.
                    -----------------------------------------
             (Exact Name of Registrant as Specified on its Charter)


                 I-9418                          87-0509512
           -----------------             ------------------------
       (Commission File Number)      (IRS Employer Identification Number)


                                     NEVADA
  ----------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
  ----------------------------------------------------------------------------
                    (Address of Principal Executive Offices)




                                 (801) 575-8073
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.           Acquisition or Disposition of Assets

On January 4, 2002, Golden Opportunity Development Corporation ("GODC"), a majority owned subsidiary of Axia Group, Inc. ("Axia") sold its sole asset, the General Lafayette Inn, a 134 unit Motel and restaurant, and four adjacent office/retail buildings, located at 427 Lafayette Street, Baton Rouge, Louisiana.

The property was sold for cash, in the amount of $2,332,000, to Lafayette Development Holdings, LLC. ("Lafayette"), a Louisiana Limited Liability Company. After payment of taxes, real estate commissions, and the Mortgage on the property, GODC realized net cash of $337,000. GODC had previously (3rd quarter
2001) booked a $117,946.49 asset impairment loss in anticipation of this sale. There is no material relationship between Lafayette and Axia or GODC, or any of their affiliates, or any of their officers or directors, or any associate of such officers or directors. This transaction was brokered by Brooks Hearn, a real estate broker in Baton Rouge, LA. The property had negative cash flows of $196,462 for the year ended 2001, and net losses of $309,918 through the nine months ended September 30, 2001. Axia anticipates this sale will improve its cash flows and potentially its profitability in the future. GODC is in the process of attempting to locate hospitality properties which might be acquired by the Company on favorable terms.

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2002

                                     Axia Group, Inc.


                                     By:     /s/ Richard D. Surber
                                         ------------------------------
                                          Richard D. Surber, President